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                                                               EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statements of 3D Systems Corporation on Form S-8 of our report dated February 16, 1999 on our audits of the consolidated financial statements and financial statement schedule of 3D Systems Corporation as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997 and 1998, which report is included in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP




Woodland Hills, California
March 29, 1999